Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form S-4 of MetroCity Bankshares, Inc. filed herewith our report dated March 31, 2025, relating to the consolidated financial statements of First IC Corporation and Subsidiary, appearing in this Registration Statement on Form S-4.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLC

Macon, Georgia

May 23, 2025